                                                             EXHIBIT 10.11

                           SOFTWARE LICENSE AGREEMENT
                           --------------------------

     THIS SOFTWARE LICENSE AGREEMENT dated as of March 20, 2000 (this "Agreement") is made and entered into by and between Lifef/x Networks, Inc., a Delaware corporation formerly known as Pacific Title/Mirage, Inc., a Delaware corporation ("Licensor") and PTM Productions, Inc., a Delaware corporation ("Licensee"), with reference to the following:

     A. Prior to the execution hereof, Licensor, Licensee and Safeguard Delaware, Inc., a Delaware corporation, have entered into that certain Assignment and Assumption Agreement dated as of December 14, 2000 (the "Assignment Agreement"), pursuant to which, among other things, Licensor has agreed to transfer to Licensee substantially all of its assets and liabilities other than those relating primarily to its Lifef/x Division and Licensee has agreed to indemnify Licensor for certain liabilities and obligations in connection therewith.

     B. The ownership of the software to be licensed to Licensee pursuant to this Agreement is not being transferred to Licensee under the Assignment Agreement.

     C. This Agreement is entered into in connection with, and pursuant to the terms of, the Assignment Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows

1.  Definitions

     a.  "AAA" means the American Arbitration Association.

     b.  "Copyright Act" means Title 17 of the United States Code.

     c. "Derivative Works" has the meaning ascribed to it in Section 2(c) of this Agreement.

     d. "Site" means the offices of Licensee, 1149 North Gower Street, Hollywood, California 90038 or such other location where Licensee's offices are located.

     e. "Software" means that certain software described on Exhibit "A" attached hereto as it exists as of the date hereof.

2.  License

    a. Grant of License. Effective as of the date hereof, Licensor grants Licensee, pursuant to the terms and conditions of this Agreement, a perpetual, nonexclusive and transferable license to use and develop the Software.

    b. Copies and Transfer. Except as otherwise provided in Section 4(b) of this Agreement, Licensor agrees that Licensee shall have the right to (i) make copies of the Software, provided that any such copies shall include Licensor's copyright and any other proprietary notices, and (ii) transfer the Software.

    c. Derivative Works. Licensor agrees that Licensee shall have the right to make derivative works (as defined in the Copyright Act) of the Software (the "Derivative Works").

    d. License Fee. The license granted hereunder is in further consideration for the assumption of liabilities by Licensee pursuant to the Assignment Agreement. No additional fees, royalties, costs or expenses shall be due or payable by Licensee for the license granted hereunder.

3.  Ownership

    a. Title. Licensee and Licensor agree that (i) Licensor owns all proprietary rights, including patent, copyright, trade secret, trademark and other proprietary rights, in and to the Software, and any corrections, bug fixes, enhancements, updates or other modifications, including custom modifications, to the Software made by or on behalf of Licensor, and (ii) Licensee shall own all proprietary rights, including patent, copyright, trade secret, trademark and other proprietary rights, in and to the Derivative Works, and any corrections, bug fixes, enhancements, updates or other modifications, including custom modifications, to the Software or the Derivative Works made by or on behalf of Licensee.

    b. Transfers. Under no circumstances shall Licensee sell, license, publish, display, distribute, or otherwise transfer, to a third party the Software or any copy thereof, in whole or in part, without Licensor's prior written consent (which shall not be unreasonably withheld or delayed); provided, however, that Licensee may sell, license, or otherwise transfer the Software or a copy thereof, in whole or in part, without Licensor's prior written consent, in connection with a merger, business combination or sale of stock of or by Licensee, or sale of all or substantially all of the assets of either or all of Licensee's Optical Division, Scanning and Recording Division, or Digital Division.

4.  Confidential Information

    Licensee agrees that the Software contains proprietary information, including trade secrets, know-how and confidential information, that is the exclusive property of Licensor. During the period this Agreement is in effect and at all times after its termination, Licensee and its employees and agents shall maintain the confidentiality of this information and shall not sell, license, publish, display, distribute, disclose or otherwise make available this information to any third party nor use such information except as authorized by this Agreement. Except in connection with a merger, business combination, sale of stock or sale of assets, Licensee shall not disclose any such proprietary information concerning the Software, including any flow charts, logic diagrams, user manuals and screens, to any person who is not an employee of Licensee, or not a consultant to Licensee who is subject to a confidentiality agreement, without the prior written consent of Licensor, which shall not be unreasonably with held or delayed.

5.   Arbitration

     The sole and exclusive jurisdiction, venue and means for resolving any controversy or claim arising out of, relating to or concerning this Agreement (including, without limitation, the agreement to arbitrate contained in this Section 5), the compliance by either party herewith, any claim in tort, or any claim for violation of any federal, state or local statute, ordinance or regulation, shall be binding arbitration in Los Angeles County, California. The arbitration shall be conducted by the American Arbitration Association, whose rules applicable to commercial disputes shall be in force, and judgment or the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. There shall be one arbitrator to be mutually selected by the parties to the arbitration. The fees of the arbitrator, administrative fees, and the other fees and costs of the arbitration, including, but not limited to, the cost of any record or transcripts of the arbitration, shall be advanced by the parties to the arbitration in equal portions, and, in addition thereto, each such party shall advance the fees of its own attorneys, the expenses of its witnesses and all other expenses connected with presenting its case. THE PARTIES HERETO WAIVE THE RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY ARBITRABLE CONTROVERSY OR CLAIM.

6.   Notices

     All notices, requests and other communications hereunder shall be in writing and shall be delivered by courier or other means of personal service (including by means of a nationally recognized courier service or professional messenger service), or sent by telex or telecopy or mailed first class, postage prepaid, by certified mail, return receipt requested, in all cases, addressed to:

       Licensor:  Lifef/x Networks, Inc.
                  (f/k/a Pacific Title/Mirage, Inc.)
                  8 Cambridge Center
                  Cambridge, MA  02142-1401
                  Attn:  Mr. Richard Guttendorf
                  Facsimile: (617) 551-5848

       Licensee:  PTM Productions, Inc.
                  c/o Safeguard Scientifics, Inc.
                  800 The Safeguard Building
                  435 Devon Park Drive
                  Wayne, Pennsylvania 19087-1945
                  Attn:  Steve Rosard, Esq. & Mr. Richard Guttendorf
                  Facsimile: (610) 293-0601

     All notices, requests and other communications shall be deemed given on the date of actual receipt or delivery as evidenced by written receipt, acknowledgment or other evidence of actual receipt or delivery (or attempted delivery) to the address specified above. In case of service by telecopy, a copy of such notice shall be personally delivered or sent by registered or certified mail, in the manner set forth above, within three (3) business days thereafter. Any party hereto may from time to time by notice in writing served as set forth above designate a different address or a different or additional person to which all such notices or communications thereafter are to be given.

7.  General Provisions

    a. Complete Agreement. This Agreement is intended to embody the final, complete and exclusive agreement among the parties with respect to the subject matter hereof and is intended to supersede all prior agreements, understandings and representations written or oral, with respect thereto, and may not be contradicted by evidence of any such prior or contemporaneous agreement, understanding or representation, whether written or oral.

    b. Amendment. This Agreement shall not be altered, modified or amended except by a written instrument signed by each of the parties hereto.

    c. Successors and Assigns. This Agreement and the covenants and agreements herein contained shall inure to the benefit of and shall bind the respective parties hereto and their respective successors and permitted assigns.

    d. Waiver. The waiver or failure of either party to exercise in any respect any right provided for in this Agreement shall not be deemed a waiver of any further right under this Agreement.

    e. Severability. If any provision of this Agreement is invalid, illegal or unenforceable under any applicable statute or rule of law, it is to that extent to be deemed omitted. The remainder of the Agreement shall be valid and enforceable to the maximum extent possible.

    f. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

    g. Attorneys' Fees. Without limiting the enforceability of Section 5 above, if any action or proceeding is commenced in arbitration or otherwise by either party to enforce its rights under this Agreement or to collect damages as a result of the breach of any of the provisions of this Agreement, the prevailing party in such action or proceeding, including any bankruptcy, insolvency or appellate proceedings, shall be entitled to recover all reasonable costs and expenses, including, without limitation, reasonable attorneys' fees and court costs and other amounts advanced in accordance with Section 5 above, in addition to any other relief awarded by the arbitrator or court.

    h. Headings. The captions and headings used in this Agreement are for convenience only and shall not be construed as a part of this Agreement.

                         [SOFTWARE LICENSE AGREEMENT]


     i. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.


                              LICENSOR:
                              --------


                              LIFEF/X NETWORKS, INC.
                              (F/K/A PACIFIC TITLE/MIRAGE, INC.),
                              a Delaware corporation


                              By: /s/ Richard A. Guttendorf
                                 _________________________________________
                                     Richard A. Guttendorf
                                     Chief Financial Officer and Secretary

                              LICENSEE:
                              --------
                              PTM PRODUCTIONS, INC.,
                              a Delaware corporation


                              By: /s/ Richard A. Guttendorf
                                 _________________________________________
                                     Richard Guttendorf
                                     President

                                 EXHIBIT A TO
                           SOFTWARE LICENSE AGREEMENT

                            Software to be Licensed
                            -----------------------

announce:  Script that displays software group announcements to a user.

auto_slate: Wrapper script around the slategen program. This script prompts users for input and determines the correct slate image resolution for input into the slategen program.

bpd: Bent Pipe Daemon. Program that allows fast bulk data transfer via the HiPPI network. Works only among the HiPPI connected systems and the OMUs.

bpdcopy: Program that uses the bpd to quickly copy images via HiPPI from one system to another.

cine_dump: Programs that reads in a cineon file header and prints out the image's information like resolution, color depth, etc.

cine_load:  Script that facilitates retrieving file information off a tape.

cine_view:  Image program that displays cineon images.

deflicker:  Program that removes luminense flickering from a series of images.

dst_query, dst_to310, dst_to600: scripts used to test the current status of the DST drives.

fielder: Program that finds A frames (present in a 3:2 pulldown shot) in a series of images.

fixperms: Script used to change file permissions on the /images files systems from "closed" or limited, to full access.

Grid:  Program that creates gridded images for testing and calibrating monitors.

hcopy: Wrapper script around bpdcopy. Prompts for input from user and reports status of HiPPI transfers.

histogram:  Program that creates image histogram data.

lsshot:  Script that lists sequences of frames in a succinct format.

lut_convert:  Program that converts LUTs and LUT values.

Multi_tar: Prompting script that allows tape backups to be done easily and efficiently, without a lot of knowledge of unix tape commands.

newplay: Program that loads a series of images into memory and displays them at realtime via a HiPPI connected frame buffer.


                                   Exhibit A
pt_arch: Script that determines system type and operating system, so that the correct version of applications will run.

pt_filter_dens: Program used to create density text files from the densitometer, but without excess information the densitometer creates.

pt_framemem: Program that determines how much memory is free on a system and how many images of a given size will fit into that free memory.

pt_gen_lut: Program that generates look up tables. Companion programs include pt_gen_rec_lookup (creates recorder look up tables) and pt_gen_scan_rec_lut (used to create scanner look up tables).

pt_key:  Script that converts key numbers to frame count numbers.

pt_lut_installer: Program that installs a hardware lookup table. Companion programs include pt_lut_editor and pt_lut_generator.

pt_mv_stride:  Script that renumbers a series of files, using the "mv" command.
     Companion programs include pt_ln_stride and pt_cp_stride.

pt_operator: Program that manages recording and wedge requests, allowing operators to easily begin, track, document and archive requests.

pt_par_umask:  Program that sharpens an image using an unsharpmasking algorithm.

pt_renamer:  Script that easily renames a series of images.

pt_request: Program that creates requests (record or wedge) by prompting users for information.

pt_resample: Program that resizes images, including crop and pad, and converts images from one file format to another.

pt_shutdown: Program that monitors the status of the machine room, testing for humidity, temperature and electrical status. In the event of a critical system emergency, shuts down systems to prevent damage. Companion programs include tempserv, rtemp, btemp, temp, rhum, humidserv, rshut, and shutserv.

pt_squish_log: Script that compresses a Multi-tar log file and creates a new, smaller file. Saves trees.

pt_tape_verify: Script that checks for errors in the Multi_tar output log file and reports them to the user.

pt_ticket:  Program that adds a ticket to the Digital ticket database.

pt_view: Display program that can load and display any image file format supported by the PtGFImage library.

                                   Exhibit A

RenderMinder: Script that checks the status of currently running third party rendering jobs and reports problems via email and pager to coordination and users.

RenderMinderKickoff:  Script that allows starts of the RenderMinder script.

rlacin: Script that facilitates converting Wavefront rla files to cineon or rgb files.

run_prod_app: Script that displays, in a separate xterm window, the status of a recording request. Uses run_prod_app_helper, also.

sgi_sharp: Script that calls various sharpening programs to sharpen a series of images.

slategen:  Program that prints supplied text onto a supplied background image.
     Used for creating shot slates.

wedge:  Script that creates histrogram data on a series of images.

wedge2lut: Script that creates histrogram data on a series of images, that luts for the Howtek and Genesis Plus.

Unknown (status or purpose):  (Not completed or used):

rstat, signon, patch_gen, polysharp, test7, test8, pt_run, pt_sep_filter, pt_sharpen, pt_wrapper, videolink, yuv_slate



                                  Exhibit A
                                  Page 3 of 3